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                                                                   Exhibit 10.13

                               FORM OF ASSIGNMENT

     This Assignment, dated as of December __, 2005, by and among EMCS, Inc. (f/k/a Emergency Medical Services Corporation), a Delaware corporation ("EMSC"), Emergency Medical Services L.P., a Delaware limited partnership ("EMS LP"), AMR HoldCo, Inc., a Delaware corporation ("AMR HoldCo" and, together with EMSC and EMS LP, the "Purchasers") and ClaimCo LP, a Delaware limited partnership ("ClaimCo").

     Reference is made to the Stock Purchase Agreement, dated as of December 6, 2004, by and among Laidlaw Medical Holdings, Inc., Laidlaw International, Inc. (together "Laidlaw") and Purchaser with respect to the purchase of the outstanding capital stock of American Medical Response, Inc. (the "Purchase Agreement"). Capitalized terms used herein and not defined shall have the meaning given to such terms in the Purchase Agreement.

     EMS and Laidlaw have had discussions concerning (i) the understatement of accounts receivable allowances reflected in various balance sheets included in the historical financial statements of American Medical Response, Inc., including an approximately $50 million understatement of such allowances in the Closing Balance Sheet delivered by Laidlaw to EMS pursuant to Section 1.05 of the Purchase Agreement and (ii) the claims that may arise under the Purchase Agreement as a result of such understatements, including, without limitation, a possible Post-Closing Adjustment under Section 1.05 of the Purchase Agreement and potential claims for indemnification under Article VIII of the Purchase Agreement (collectively, the "A/R-Related Claims").

     As permitted by Section 10.03 of the Purchase Agreement, and subject to the provisions of paragraphs 2 and 3 of this Assignment, Purchasers wish to assign to ClaimCo, and ClaimCo wishes to accept and assume from Purchasers, Purchasers' rights under the Purchase Agreement with respect to the A/R-Related Claims (the "Assigned Rights").

     NOW THEREFORE, intending to be legally bound, the parties hereby agree as follows:

     1. Assignment by Purchasers. Subject to the provisions of paragraphs 2 and 3, Purchasers hereby assign, transfer, grant and otherwise convey to ClaimCo, and ClaimCo hereby accepts and assumes from Purchasers, the Assigned Rights .

     2. Retained Rights. The Assigned Rights are limited to aggregate recoveries of ClaimCo, less all costs and expenses incurred by ClaimCo in connection with the A/R-Related Claims (including, without limitation, costs and expenses of investigation, attorneys' fees and expenses and fees and expenses of any other third parties), totaling $50.0 million, and any recoveries in excess of such amount shall be and remain the joint property of EMS LP and AMR HoldCo. Purchasers shall not be responsible for, and shall not fund, any costs or expenses incurred in connection with the accounts receivable. Related claims from and after the effective time of the Assignment.

     3. Retained Liability. EMSC acknowledges that it continues to be liable for all of the obligations of Purchaser under the Purchase Agreement.

                                    *  *  *

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     This Assignment shall be deemed to be effective concurrently with the consummation of the initial public offering of common stock by Emergency Medical Services Corporation which is being effected on the date hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed and delivered as of the date first written above.

                                        EMSC, Inc.

                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                        EMERGENCY MEDICAL SERVICES L.P.

                                        By:    EMSC, Inc.,
                                               its general partner


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                        AMR HOLDCO, INC.

                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                        CLAIMCO LP

                                        By:    EMSC, Inc.,
                                               its general partner


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


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